UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported):  April 30, 2010

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)

11757 Katy Freeway
Houston, Texas 77079
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On April 30, 2010, INX Inc. (the “Company” or “INX”) received a waiver through May 31, 2010 of a default under Section 7(b) of the Amended and Restated Credit Agreement dated April 30, 2007 (“Agreement”) between INX and Castle Pines Capital LLC (“CPC”).  Under Section 7(b) of the Agreement, the Company is required to provide CPC with its Annual Report on Form 10-K no later than 90 days after the last day of each fiscal year.  Due to the circumstances previously disclosed, the Company was unable to provide its Annual Report on Form 10-K by March 31, 2010. The Company is working diligently on this matter and intends to file its Annual Report on Form 10-K as soon as practicable.

On April 30, 2010, the Company issued a Press Release with respect to the waiver referenced herein.  A copy of that Press Release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated April 30, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2010	INX Inc.
By: /s/ Brian Fontana Brian Fontana Chief Financial Officer